UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   April 1, 2008

Taylor Capital Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware 0-50034 36-4108550

(State or Other Jurisdiction (Commission (IRS Employer

of Incorporation) File Number) Identification No.)

9550 West Higgins Road, Rosemont, Illinois 60018

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

__________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2008, Taylor Capital Group, Inc.'s (the "Company") wholly owned subsidiary, Cole Taylor Bank (the "Bank"), entered into an Agreement and Release (the "Agreement") with Mark Garrigus, Chief Credit Officer, in connection with the termination of his employment with the Bank, as described in Item 5.02 below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 1, 2008, the Bank and Mark Garrigus agreed to terminate his employment as the Chief Credit Officer of the Bank effective June 30, 2008. Mr. Garrigus will continue to perform his responsibilities through April 30, 2008 and then provide transition services, if needed, through June 30, 2008.

A copy of the Agreement will be filed as an exhibit to the Company's Form 10-Q for the quarter ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Robin VanCastle
Robin VanCastle
Chief Financial Officer

Dated: April 3, 2008